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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Bank South Corporation (1) Registration Statement (Form S-8 No. 33- 53493) dated May 5, 1994, and (2) Registration Statement (Form S-8 No. 33-53497) dated May 5, 1994, of our report dated January 19, 1995, with respect to the financial statements of Bank South Corporation incorporated by reference in the Annual Report (Form 10-K) of Bank South Corporation for the year ended December 31, 1994.



                                                              Ernst & Young, LLP

Atlanta, Georgia
August 14, 1995